SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2001

Dime Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13094	11-3197414

(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

589 Fifth Avenue New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 326-6170

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

“Goodwill” Lawsuit

             On January 23, 2001, in connection with the pending “goodwill” lawsuit of The Dime Savings Bank of New York, FSB against the United States, Judge James T. Turner held a general status conference with all parties to the lawsuit. Following the conclusion of this conference, Judge Turner issued an order setting March 13, 2001 as the date for oral argument on the parties’ cross-motions for summary judgment relating to two of the acquisitions at issue in Dime’s suit:

  the December 1982 assisted merger of Anchor Savings Bank FSB with Peachtree Federal Savings and Loan Association and Federal Savings and Loan Association of Crisp County, Georgia; and

  the March 1983 unassisted merger of Anchor Savings Bank FSB with Standard Federal Savings and Loan Association.

Delaware Lawsuit

             On January 31, 2001, the Delaware Supreme Court affirmed the November 8, 2000 ruling of the Delaware Chancery Court regarding Dime's directors.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIME BANCORP, INC.
By:	/s/ James E. Kelly

	Name: Title:	James E. Kelly General Counsel

Date:  February 2, 2001